Exhibit 99.1

Jasper Therapeutics Reports First Quarter 2025 Financial Results and Provides Corporate Update

REDWOOD CITY, Calif., May 12, 2025 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting KIT to address mast cell driven diseases such as chronic spontaneous urticaria (CSU), chronic inducible urticaria (CIndU) and asthma, today reported results for the fiscal quarter ended March 31, 2025 and provided a corporate update.

“During the first quarter of 2025 we made great progress advancing briquilimab toward important data readouts later this year from all three of our clinical programs in mast cell diseases.” said Ronald Martell, President and Chief Executive Officer of Jasper. “Updated data from the BEACON study in CSU presented at the AAAAI annual meeting continued to demonstrate the potential of briquilimab to deliver differentiated onset of action, depth of response, and tolerability. We look forward to our mid-year data update in the first half of Q3 2025, which will include additional CSU patients treated in the BEACON study and in the open-label extension study. These data will inform final dose selection for our planned Phase 2b study, expected to commence in the fourth quarter of 2025. We also remain on track to present additional data from the SPOTLIGHT study in CIndU in the second quarter as well as initial data from the ETESIAN study in asthma in the second half of 2025.”

Highlights for First Quarter 2025 and Recent Weeks

●	Continued to enroll patients in the BEACON Phase 1b/2a study of subcutaneous briquilimab in CSU. Jasper plans to report data from additional patients enrolled in the BEACON study, as well as from CSU patients enrolled in the open-label extension (OLE) study, in the first half of Q3 2025.

●	Completed enrollment in the third and final cohort (180mg) of the SPOTLIGHT Phase 1b/2a study of subcutaneous briquilimab in cold urticaria (ColdU) or symptomatic dermographism (SD), the two most prevalent sub types of CIndU. Jasper plans to report data from additional patients enrolled in the study at the European Academy of Allergy and Clinical Immunology (EACCI) Annual Congress in June 2025.

●	Presented updated data from the BEACON Phase 1b/2a study of subcutaneous briquilimab in adult participants with CSU at the annual meetings of the American Academy of Allergy, Asthma, and Immunology (AAAAI) and the American Academy of Dermatology (AAD).

o	The update presented was based on a data-cut date of January 31, 2025, and includes approximately one month of additional dosing and follow-up from the 49 participants featured in Jasper’s previous data disclosure in January 2025.

o	Briquilimab continued to be well tolerated and demonstrate a favorable safety profile in the study, with no additional adverse events (AEs) potentially related to KIT blockade observed. Data collected in the study to-date support advancing briquilimab into a registrational program in CSU, beginning with a planned Phase 2b operationally-adaptive study expected to commence in the second half of 2025.

o	Final dose selection for the Phase 2b study will be further informed by additional clinical data from patients administered doses of 180mg and higher, expected to be reported mid-year 2025.

●	Open-label Extension Study – Study commenced in CSU that will roll over patients from the BEACON and SPOTLIGHT studies upon completion of their initial follow-up period.

●	The ETESIAN Phase 1b/2a allergen challenge study evaluating a single administration of subcutaneous briquilimab in allergic asthma continues to enroll patients. Jasper expects to report initial data from ETESIAN in the second half of 2025.

First Quarter Fiscal 2025 Financial Results

●	Cash and cash equivalents as of March 31, 2025, totaled $48.8 million.

●	Research and development expenses for the three months ended March 31, 2025, was $16.2 million.

●	General and administrative expenses for the three months ended March 31, 2025, was $5.6 million.

●	Jasper reported a net loss of $21.2 million, or basic and diluted net loss per share attributable to common stockholders of $1.41, for the three months ended March 31, 2025.

About Jasper

Jasper is a clinical-stage biotechnology company focused on developing briquilimab as a therapeutic for chronic mast cell diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor KIT, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria and asthma. Jasper is currently conducting clinical studies of briquilimab as a treatment in patients with CSU, CIndU or asthma. Briquilimab has a demonstrated efficacy and safety profile in patients and healthy volunteers, with positive clinical outcomes in CSU and CIndU. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU, and asthma and its potential to deliver differentiated onset of action, depth of response and tolerability; Jasper’s expected timing for presenting study results for additional CSU patients treated in the BEACON study and in the open-label extension study; its expected timing for presenting additional data from the SPOTLIGHT study and initial data from the ETESIAN study; and its expected timing for commencing its planned Phase 2b operationally adaptive study. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results may not be replicated in continuing or future studies and trials; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertherapeutics.com

Joyce Allaire (investors)
LifeSci Advisors
617-435-6602
jallaire@lifesciadvisors.com

Lauren Walker (media)
Real Chemistry
646-564-2156
lbarbiero@realchemistry.com

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JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses
Research and development(1)	$16,157	$10,298
General and administrative(1)	5,645	4,774
Total operating expenses	21,802	15,072
Loss from operations	(21,802)	(15,072)
Interest income	624	1,386
Other expense, net	(63)	(42)
Total other income, net	561	1,344
Net loss and comprehensive loss	$(21,241)	$(13,728)
Net loss per share attributable to common stockholders, basic and diluted	$(1.41)	$(1.03)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	15,022,122	13,334,900

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2025	2024

Research and development	$1,240	$820
General and administrative	571	349
Total	$1,811	$1,169

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$48,799	$71,637
Prepaid expenses and other current assets	4,375	4,174
Total current assets	53,174	75,811
Property and equipment, net	1,599	1,875
Operating lease right-of-use assets	1,875	976
Restricted cash	417	417
Other non-current assets	532	820
Total assets	$57,597	$79,899

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,995	$4,027
Current portion of operating lease liabilities	1,835	1,089
Accrued expenses and other current liabilities	7,504	10,121
Total current liabilities	12,334	15,237
Non-current portion of operating lease liabilities	755	724
Other non-current liabilities	2,264	2,264
Total liabilities	15,353	18,225

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	304,352	302,541
Accumulated deficit	(262,110)	(240,869)
Total stockholders’ equity	42,244	61,674
Total liabilities and stockholders’ equity	$57,597	$79,899

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